 Exhibit 99.1

DARA BIOSCIENCES ANNOUNCES THIRD QUARTER 2014 RESULTS
Continued strong revenue growth driven by sales momentum across broad portfolio

Raleigh, NC – November 5, 2014 – DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatment, today announced its third quarter 2014 results.

Third Quarter 2014 Financial Snapshot
DARA reported net revenues of $597.8 thousand for the third quarter ended September 30, 2014 based on gross product sales in excess of $690 thousand, as compared to net revenues of $138.9 thousand for the third quarter ended September 30, 2013, a year over year increase of 330%. The increase in revenues was primarily attributable to the expanded commercial sales organization and success in generating interest and prescriptions across DARA’s portfolio.

DARA reported a loss attributable to controlling interest of approximately $2.1 million or ($0.11) per share for the third quarter ended September 30, 2014, as compared to a loss attributable to controlling interest of approximately $2.5 million, or ($0.51) per share for the third quarter ended September 30, 2013.  The loss attributable to controlling interest for the quarter was $423,661 less than the same period last year.  Additionally, sales and marketing costs for the quarter remained essentially flat despite the expansion of the sales force to 20 representatives. An increase in general and administrative expenses of approximately $66.0 thousand, related to additional Nasdaq fees was offset by a decrease of approximately $70.0 thousand in research and development expenses primarily related to a decrease in formulation development and drug manufacturing costs associated with the KRN5500 program. As of September 30, 2014, cash and cash equivalents totaled approximately $14.0 million.

“Our third quarter results highlight the continued success we are achieving by executing and enhancing our commercial sales strategy.  Sequential and year-over-year revenue growth was driven by positive traction across the majority of our product portfolio, with strong demand for our flagship product Gelclair serving as the foundation for this increase. As the year has progressed, we are now realizing the dividends of the unwavering focus and dedication of our sales team in building a strong brand image and product awareness among prescribers and patients for our entire portfolio of supportive care products. This sustained success we have seen gives us confidence in continued positive sales momentum for our commercial business,” stated Christopher G. Clement, President and Chief Executive Officer of DARA BioSciences. “While pleased with our recent sales success, we remain focused on proactively enhancing and driving our sales strategy, bolstering our existing product portfolio, and maximizing the value of our key development asset KRN5500 with the ultimate goal of establishing DARA as the leading oncology supportive care company and creating sustainable growth and value for our shareholders.”

Dr. David J. Drutz, Executive Chairman of the Board and Chief Medical Officer of DARA BioSciences, commented, “We continue to feel optimistic regarding the development pathway of KRN5500. We have been engaged in various partnership discussions and are evaluating opportunities in a careful and systematic manner. In parallel to these discussions, we have been in communication with the FDA with regard to the remainder of the clinical and technical development program for KRN5500 and hope to receive feedback from them before the end of the year, which we believe will help advance our conversations with potential partners.”

DARA believes that its currently available funds, together with projected sales of Gelclair®, an FDA-approved bioadherent oral rinse gel for treating the painful symptoms of oral mucositis (OM), Soltamox®, (tamoxifen citrate) oral liquid solution , Bionect®, (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy and the Mission Pharmacal products, Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for cancer-related dry mouth), will enable the Company to fund its current operations and to meet its obligations  through 2015.

Third Quarter 2014 Operational Highlights and Recent Key Events
The Company made significant progress during the third quarter of 2014 in executing its strategy as well as expanding the commercial opportunity for its flagship oncology and oncology supportive care products, as follows:

•	Quarterly net revenues increased 330% from Q3 FY’13 to a record $597.8 thousand.
•
Gelclair attained a market leadership position in the U.S. Retail Market by having more prescriptions filled in the retail sector than any other prescription oral gel barrier agent, based on Symphony Health Solutions data through August 2014.

•	Gelclair was recently approved for preferred formulary position by both national payers and leading cancer institutions, providing millions of people access to the product
•	The Company petitioned the FDA to amend label for Tamoxifen Citrate and Soltamox® prescribing information to mirror ASCO, NCCN breast cancer treatment guidelines
•	Soltamox was granted improved formulary status at 3 major Medicare Part D Plans, increasing access to over 7 million covered lives
•	Strong continued sequential growth of both Ferralet and Aquoral in the Oncology market
•
Initiated a multimedia program across multiple health care platforms to increase presence in the marketplace and supplement field force efforts to educate and reach health care providers on the  DARA product portfolio

•	Expanded the commercial sales team to support growth by adding expertise in marketing, analytics, and field force management
•	Submitted a formal request to the FDA and received a commitment from them to provide feedback on the KRN5500 development plan

Financial Highlights
A summary of key financial highlights for the three and nine months ended September  30, 2014 and 2013 is as follows ($ in thousands):

	For the three months ended September 30, 2014	For the three months ended September 30, 2013	For the nine months ended September 30, 2014	For the nine months ended September 30, 2013
	$	$	$	$

Net Revenues	597.8	138.9	1,168.7	237.0

Gross Margin	471.9	14.8	898.3	86.7

Operating Expenses	2,647.0	2,635.0	8,607.0	8,170.4

Loss Attributable to Controlling Interest	(2,110.5)	(2, 534.1)	(7,351.6)	(7,610.9)

	As of September 30, 2014	As of December 31, 2013
Cash and Cash Equivalents	14,002.2	3,425.5

Current Assets	14,893.4	3,888.6

Current Liabilities	2,264.0	1,675.1

Working Capital	12,629.4	2,213.5

CONFERENCE CALL WEBCAST
As previously announced, the Company’s management team will host a conference call and live audio webcast to provide a corporate business update and review third quarter 2014 financial results on Thursday, November 6, 2014 at 9:00am Eastern Time. To listen to the live call, individuals can access the webcast at the investor relations portion of the Company’s website at http://ir.darabio.com/overview.  Please log on to the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on DARA’s website at http://www.darabio.com and will be archived for 30 days.

About DARA BioSciences, Inc.
DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to both Soltamox® (tamoxifen citrate) oral solution and Gelclair®. DARA licensed the U.S. rights to Soltamox® from UK-based Rosemont Pharmaceuticals, Ltd, a U.K. based manufacturer and a subsidiary of Perrigo Company plc, and Gelclair® from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%).

Soltamox® (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, is indicated for the treatment of metastatic breast cancer, the adjuvant treatment of node-positive breast cancer in premenopausal women, the reduction in risk of invasive breast cancer in women with ductal carcinoma in situ (DCIS), and for the reduction of the incidence of breast cancer in women at high risk for breast cancer. Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the United States. Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer recurrence.

Tamoxifen Important Safety Information

Tamoxifen citrate is contraindicated in women who require concomitant coumadin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most common adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Boxed Warning:

WARNING - For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer: Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women). Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*. For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**. For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**. Some of the strokes, pulmonary emboli, and uterine malignancies were fatal. Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study. See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information. **See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.

The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

Gelclair® is an alcohol-free bio adherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. Gelclair should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients. DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets. Bionect should not be used by patients with known hypersensitivity to any of its ingredients. For further information on Gelclair and Bionect and the Full Prescribing Information please visit www.Gelclair.com and www.Bionect.com.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and has granted DARA two separate Orphan Drug Designations for the treatment of multiple myeloma and for the treatment of painful, chronic chemotherapy-induced peripheral neuropathy that is refractory to conventional analgesics (CCIPN).

In early 2014, DARA kicked off its new partnership with Alamo Pharma Services, a subsidiary of Mission Pharmacal, in deploying a dedicated 20-person national sales team in the U.S. oncology market. In addition to promoting DARA's products Soltamox, Gelclair and Bionect, this specialized oncology supportive care sales team also provides clinicians with access to three Mission Pharmacal products: Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth).

Important Safety Information and full Prescribing Information for Mission Pharmacal's products may be found at: www.Ferralet.com, www.Binosto.com, and www.Aquoral.com.

For more information please visit our web site at www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties. These statements are based on the current expectations, estimates, forecasts and projections regarding management's beliefs and assumptions. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negatives of those terms. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in DARA's most recent Annual Report on Form 10-K, filed with the SEC on February 4, 2014, and DARA's other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Soltamox®, Gelclair®, Bionect® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA's ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Soltamox®, Gelclair®, Bionect® or other products in the United States or elsewhere, DARA's ability to in-license and/or partner products, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

CONTACT
Corporate Contact:
Jim Polson
FTI Consulting
312-553-6730
Jim.polson@fticonsulting.com

Media Contact:
David Connolly
LaVoie Health Sciences
617-374-8800, Ext. 108
dconnolly@lavoiegroup.com